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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     March 9, 2001
                                                ---------------------------


                              Ellett Brothers, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


        South Carolina                  33-61490                  57-0957069
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(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                          Identification)


                267 Columbia Avenue, Chapin, South Carolina 29036
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          (Address, Including Zip Code of Principal Executive Offices)


                                 (803) 345-3751
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

         On March 9, 2001, the Company announced the approval of a cash-out merger between the Company and certain corporations owned by members of the Company's management (the ("Acquirers"). The merger will result in a payment of $3.20 per share for all shares of the Company not already owned by the Acquirers. This price represents a 16.4% increase of the $2.75 original price offered by the Acquirers on November 6, 2000. The transaction is subject to approval by the Company's shareholders.

         In an unrelated development, the Company also announced that it expects that its stock will be delisted from the NASDAQ Small Cap Market on or about March 14, 2001 for failure to maintain two active market makers for its stock in compliance with Marketplace Rule 4310(c)(1).

         A copy of the News Release discussing these matters is attached hereto as Exhibit 99.1 and incorporated by reference herein (page 3 of 3).

Item 7.  Financial Statements and Exhibits.

         (a) - (b)         Not applicable.

         (c)  Exhibits.

         Exhibit 99.1 - Press Release of Registrant dated March 9, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ELLETT BROTHERS, INC.



Date: March 12, 2001                        By: /S/ GEORGE E. LONEY
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                                                George E. Loney
                                                Chief Financial Officer

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